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                                                                    EXHIBIT 24.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Earl Scheib, Inc.
Beverly Hills, California

     We hereby consent to the use in the Registration Statements on Form S-8, (Registration Numbers 33-87128, 33-87130, 33-63327 and 33-87132) and
Registration Statement on Form S-3, (Registration Number 33-87126) of our report dated June 26, 1995, relating to the audit of the consolidated financial statements and schedules of Earl Scheib, Inc. and Subsidiaries for each of the two years ended April 30, 1995 which are contained in and incorporated by reference to the Audit Report on Form 10-K for the year ended April 30, 1996.

                                          /s/ BDO SEIDMAN, LLP

                                          --------------------------------------
                                          BDO SEIDMAN, LLP

Los Angeles, California
July 26, 1996